Exhibit 4.4

Execution Version

WAIVER AND RESCISSION AGREEMENT

This WAIVER AND RESCISSION AGREEMENT (this “Agreement”), dated as of February 9, 2024, is made by and among UPHEALTH, INC., a Delaware corporation (the “Company”), CLOUDBREAK HEALTH, LLC, a Delaware limited liability company (“Cloudbreak” and, together with the Company, the “Company Parties”), and the beneficial holders of the Notes party hereto (collectively, the “Consenting Holders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of August 18, 2022, by and among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as the Trustee and the Collateral Agent (as amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time on or prior to the date hereof, the “Indenture”);

WHEREAS, (i) certain Events of Default under Section 6.01(h) of the Indenture occurred and are continuing as a result of the commencement of the chapter 11 proceedings pending before the United States Bankruptcy Court for the District of Delaware with respect to UpHealth Holdings, Inc. (a Significant Subsidiary of the Company) under caption In re UpHealth Holdings, Inc., Case No. 23-11476-LSS (the “Chapter 11 Cases”) (the “Specified Events of Default”) and (ii) pursuant to Section 6.02 of the Indenture, if an Event of Default specified in Section 6.01(h) of the Indenture occurs and is continuing with respect to the Company or any of its Significant Subsidiaries payment on the Notes is automatically accelerated;

WHEREAS, pursuant to Section 6.02 of the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may (a) waive Defaults or Events of Default with respect to the Notes and (b) rescind and annul such declaration and its consequences, and such Default shall cease to exist;

WHEREAS, subject to the terms and conditions set forth herein, the Consenting Holders are willing to agree to (x) waive the Specified Events of Default and (y) rescind the acceleration of the Notes resulting from the Specified Events of Default, in each case, with respect to the Company Parties.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by the Company Parties of the Specified Events of Default. Each of the Company Parties acknowledges and agrees that the Specified Events of Default constitute Events of Default under Section 6.01(h) of the Indenture.

SECTION 2. Waiver and Rescission.

(a) Effective as of the date hereof, in reliance upon the representations, warranties and covenants of the Company Parties contained in this Agreement, and solely upon the terms and subject to the conditions of this Agreement, each of the Consenting Holders agrees to, and hereby does, (i) waive the Specified Events of Default and (ii) rescind the acceleration of the Notes resulting from the Specified Events of Default, in each case, with respect to the Company Parties.

(b) This Agreement is limited in nature and nothing contained herein is intended, or shall be deemed or construed, to (i) constitute a waiver of any existing or future Defaults or Events of Default (other than the Specified Events of Default with respect to the Company Parties) or compliance with any term or provision of the Indenture, the Notes, the Related Collateral Documents or any other documents relating to the Indenture (collectively, the “Note Documents” and each, a “Note Document”), or at law or in equity, (ii) establish a custom or course of dealing between the Company and the Subsidiary Guarantors, on the one hand, and any beneficial holder of the Notes, on the other hand, or (iii) waive, alter or impair the obligations of the Company and the Subsidiary Guarantors or any of the rights or remedies of the Trustee, the Collateral Agent or the Holders (or the beneficial holders of the Notes) under the Note Documents, at law or in equity (other than with respect to the Specified Events of Default with respect to the Company Parties).

SECTION 3. Effect of Waiver and Rescission.

(a) The Company Parties hereby acknowledge and agree that this Agreement is a Note Document. Except as expressly stated herein, the provisions of the Indenture and the other Note Documents have not been modified, except as expressly set forth herein, are and shall remain in full force and effect in accordance with their terms, and shall constitute and remain as the legal, valid, binding, and enforceable obligations of the Company and the Subsidiary Guarantors, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing in this Agreement shall be construed as a waiver of any Default or Event of Default (other than the Specified Events of Default with respect to the Company Parties). Except as expressly provided herein, the execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any term or aspect of the Indenture or any other Note Document (other than with respect to the Specified Events of Default with respect to the Company Parties); (ii) extend the terms of the Indenture or the due date of any of the Note Obligations; (iii) give rise to any obligation on the part of the Trustee, the Collateral Agent or the Holders (or beneficial holders of the Notes) to extend, modify or waive any term or condition of the Indenture or any other Note Document (other than with respect to the Specified Events of Default with respect to the Company Parties); or (iv) give rise to any defenses or counterclaims to the right of the Trustee, the Collateral Agent or the Holders (or the beneficial holders of the Notes) to compel payment of the Note Obligations or to otherwise enforce their rights and remedies under the Indenture and the other Note Documents.

SECTION 4. Agreement not to Accelerate. The Company Parties and the Consenting Holders acknowledge and agree that the Common Stock ceasing to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) will cause a Fundamental Change to occur pursuant to clause (d) of the definition thereof (the “Delisting Fundamental Change”). Effective as of the date hereof, in reliance upon the representations, warranties and covenants of the Company Parties contained in this Agreement, and solely upon the terms and subject to the conditions of this Agreement, until the earlier of (i) the completion of the initial Fundamental Change Repurchase Offer described in the Transaction Support Agreement referenced in the supplemental indentures described below or (ii) the termination of the Transaction Support Agreement in accordance with the terms thereof, each of the Consenting Holders agrees not to consent to, execute or otherwise participate in any way in any declaration of acceleration of the principal amount of the Notes as a result of the failure of the Company to issue a Fundamental Change Company Notice or to conduct or consummate a Fundamental Change repurchase pursuant to Article 15 of the Indenture, in each case, in respect of the Delisting Fundamental Change; provided that the agreement in this Section 4 is limited in nature and nothing contained herein is intended, or shall be deemed or construed, to (i) constitute a waiver of any Default or Event of Default resulting from the Delisting Fundamental Change or any existing or future Defaults or Events of Default or compliance with any term or provision of the applicable Note Documents, or at law or in equity, (ii) establish a custom or course of dealing or (iii) waive, alter or impair the obligations of the Company and the Subsidiary Guarantors, as applicable, or the rights and remedies of the Trustee, the Collateral Agent or the Consenting Holders under the applicable Note Documents, at law or in equity; provided, further, that the Consenting Holders hereby expressly reserve all of their rights and remedies under the applicable Note Documents and under applicable law with respect to all defaults and events of default (including, without limitation, any default or event of default resulting from the Delisting Fundamental Change) except as expressly modified or limited hereby.

SECTION 5. Representations and Warranties. To induce the Consenting Holders to execute and deliver this Agreement, each Company Party hereby represents and warrants to the Consenting Holders that:

(a) no Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing as of the date hereof;

(b) each Company Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement; and

(c) other than as the result of the events resulting in the Specified Events of Default, all of the representations and warranties set forth in the Indenture and the other Note Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 6. Effectiveness. This Agreement shall become effective at the time that all of the following conditions precedent have been met:

(a) Agreement. The Company Parties shall have received duly executed signature pages for this Agreement signed by the Consenting Holders (constituting the beneficial holders of a majority of the aggregate principal amount of the Notes outstanding) and the Consenting Holders shall have received duly executed signature pages for this Agreement signed by the Company Parties.

(b) Representations and Warranties. The representations and warranties contained in Section 5 shall be true and correct.

(c) Supplemental Indentures. The Company and the applicable Subsidiary Guarantors shall enter into a supplemental indenture to the Indenture and a supplemental indenture to the indenture in respect of the Existing Notes (the “2026 Indenture”), in each case, in form and substance reasonably satisfactory to the Consenting Holders.

(d) Intercreditor Agreement. The Company and the applicable Subsidiary Guarantors shall acknowledge (in form and substance satisfactory to the Consenting Holders) an intercreditor agreement, by and among the Trustee, the Collateral Agent, the Trustee (as defined in the 2026 Indenture) and the Collateral Agent (as defined in the 2026 Indenture), in form and substance reasonably satisfactory to the Consenting Holders.

(e) 2026 Indenture Waiver. The Company shall enter into a corresponding Waiver Agreement in respect of the 2026 Indenture, in form and substance reasonably satisfactory to the Consenting Holders.

(f) Fees and Expenses. Without limiting the obligations of the Company and the Subsidiary Guarantors under the Note Documents, the Company Parties shall promptly pay all reasonable costs and expenses (including, without limitation, all reasonable out-of-pocket costs and expenses of the Consenting Holders’ counsel) of the Consenting Holders incurred in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder or in connection with the Note Documents, the consummation of the transactions and actions contemplated hereunder and thereunder, and the actual or attempted enforcement or preservation of the rights, remedies, powers and privileges of the Consenting Holders, the Trustee and the Collateral Agent hereunder and thereunder.

SECTION 7. Reaffirmation of Guarantee and Security. Each Company Party, by its signature below, hereby:

(a) (i) agrees that after giving effect to this Agreement, the Indenture, the Related Collateral Documents and each other Note Document shall continue to be in full force and effect and (ii) affirms and confirms all of its obligations and liabilities under the Indenture, the Related Collateral Documents and each other Note Document, in each case, after giving effect to this Agreement, including its pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Agreement to secure the Note Obligations, all as provided in the Related Collateral Documents as originally executed and supplemented to date, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, the Note Obligations under the Indenture and the other Note Documents, in each case, after giving effect to this Agreement; and

(b) agrees that after giving effect to this Agreement, each Lien granted by it to the Collateral Agent for the benefit of the Holders under each of the Note Documents to which it is a party shall (i) continue in full force and effect during the term of the Indenture and (ii) continue to secure the Note Obligations, in each case, on and subject to the terms and conditions set forth in the Indenture and the other Note Documents.

SECTION 8. Release.

(a) In consideration of this Agreement and agreements of the Consenting Holders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company Party, on behalf of itself and its affiliates and its and their respective successors, assigns, and other representatives (each, a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Consenting Holders and their respective present, future and former direct and indirect shareholders, partners, members, managers, advisors, affiliates, subsidiaries, divisions and predecessors, and its and their respective directors, officers, managers, attorneys, employees, agents and other representatives (each Consenting Holder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, the Indenture or any of the other Note Documents or transactions thereunder (any of the foregoing, a “Claim” and collectively, the “Claims”). Each Releasing Party expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 8. Furthermore, each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Party pursuant to this Section 8. The foregoing release, covenant and waivers of this Section 8 shall, notwithstanding Section 6 hereof, become effective immediately upon the execution and delivery of this Agreement, and shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or redemption of any of the Notes, or the termination of the Indenture, this Agreement, any other Note Document or any provision hereof or thereof.

(b) Each Releasing Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 9. Incorporation by Reference. Article 19 (Miscellaneous Provisions) of the Indenture is hereby incorporated by reference as if set forth herein in its entirety mutatis mutandis.

SECTION 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Agreement, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11. Debtors and Debtors in Possession. Each party hereto agrees that, notwithstanding anything set forth herein to the contrary and for the avoidance of doubt, this Agreement will be deemed not to affect any rights or obligations of any Subsidiary of the Company that is, as of the date hereof, a debtor or debtor in possession in any bankruptcy proceeding (including the Chapter 11 Cases).

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

COMPANY PARTIES:

UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name: Martin S.A. Beck
Title: Chief Executive Officer

CLOUDBREAK HEALTH, LLC

By:	/s/ Martin S.A. Beck
Name: Martin S.A. Beck
Title: Chief Executive Officer

[Signature Page to Waiver and Rescission Agreement]

CONSENTING HOLDERS:

***

By:	/s/ ***
Name: ***
Title: ***

[Signature Page to Waiver and Rescission Agreement]